CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [*] [**] [***] OR [****]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.32

                              COMMISSION AGREEMENT

This Agreement is made this 12th day of November, 1997 by and between ARBITEL, a Company created under the laws of the Isle of Man, with a principal address at Africa House, Woodbourne Road, Douglas, Isle of Man IM99 1AW represented herein by its Director, Wendy Nicolau de Almeida Baines, and

WorldPort Communications, Inc. ("WorldPort") a Delaware corporation with its principal offices at 9601 Katy Freeway, Suite 200, Houston, Texas, USA, represented herein by its President and Chief Executive Office, Mr. John W. Dalton.

WHEREAS, ARBITEL has introduced WorldPort to All American Cables & Radio, Inc. a Dominican Republic corporation ("AACR") and assisted WorldPort in negotiating a Service Contract of even date herewith with AACR for the termination of international long distance minutes in the Dominican Republic (the "Service Contract"), and;

WHEREAS, WorldPort intends to transmit an important volume of telephone calls to the Dominican Republic pursuant to that Service Contract;

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.   COMMISSION FOR SERVICES RENDERED.

1.1 WorldPort agrees to compensate ARBITEL for services rendered in respect to the successful closing of the Service Contract with a commission equal to [*] per minute for each minute transmitted by WorldPort to AACR pursuant to the Service Contract, for the duration of the Initial Term of the Service Contract plus any Renewal Periods thereof.

2.       PAYMENT TERMS.

2.1 WorldPort agrees that within 30 days of the Effective Date, as such date is defined in the Service Contract, it will make an advance commission payment to ARBITEL (the "Advance Payment') in the amount of [*] (calculated as [*] x [**] committed minutes).

2.2 WorldPort agrees that during the Term of the Service Contract, WorldPort will pay to ARBITEL, at the same time that it pays
         AACR invoices pursuant to Section 3.1.3 of such Service Contract, the commission described in section 1.1 herein net of the Advance Payment, or [*] per minute.

2.3 WorldPort further agrees that the net commission payment made pursuant to section 2.2 above, shall be made in cash in U.S. Dollars. [*]

3.       TERM.

3.1 This Commission Agreement shall have a term equal to the Initial Term of the Service Contract plus any extensions thereof.

4.       REFERENCES TO THE SERVICE CONTRACT

4.1 All capitalized terms and references herein to the Service Contract shall have the meanings as defined in such Service Contract.

5.       NOTICES AND PAYMENT.

5.1 All Notices and Payments made between the parties shall be made to the addresses above, unless one party notifies the other of a different address or different payment method (such as wire transfer) in writing.

6.       PREVIOUS AGREEMENTS.

6.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels any and all prior verbal or written agreements.

7.       ASSIGNMENT.

7.1 Neither party shall assign or transfer all or any portion of its rights and obligations under this Agreement (other than to a wholly-owned subsidiary) without the prior written consent of the other party.

8.       EXECUTION.

8.1 This Agreement shall be executed in two counterparts in English, each of which shall be considered an original with identical legal effect.

9.       SEVERANCE.

9.1 If any provision of this Agreement for any reason and to any extent is held to be invalid or unenforceable, then neither the remainder of the Agreement nor the application of the provisions to other persons, entities, or circumstances shall be affected, but instead shall be enforceable to the maximum extent permitted by law.

10.      MODIFICATIONS.

10.1 This Agreement may not be amended, modified or changed, nor shall any waiver of any provision hereby be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

11.      CONFIDENTIALITY.

11.1 The provisions of this Agreement, as well as its existence, shall be considered confidential by the parties, and shall be protected to the same extent as they would protect their own confidential information. Disclosure to third parties shall not be permitted unless agreed to in writing by the other party.

12.      CONFLICTS.

12.1 The parties agree that this Agreement shall be governed by the laws of the State of Florida. In the event of a conflict resulting from the interpretation of this Agreement, the parties will endeavor to find a solution and remedy the situation. In the event the conflict cannot be solved within a reasonable time frame, the controversy will be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, then in effect.

IN WITNESS THEROF, the parties hereto have severally subscribed these presents, or caused them to be subscribed in their name and behalf by their respective officers thereunto duly authorized.


ARBITEL

/s/ Wendy Nicolau de Almeida Baines
Wendy Nicolau de Almeida Baines
Director

WORLDPORT COMMUNICATIONS, INC.

/s/ Mr. John W. Dalton
Mr. John W. Dalton
President & Chief Executive Officer